Exhibit 10.2

SIXTH AMENDMENT TO SECOND AMENDED AND RESTATED
CREDIT AGREEMENT
THIS SIXTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made as of October 22, 2013 by and among BERRY PETROLEUM COMPANY, a Delaware corporation (“Borrower”), WELLS FARGO BANK, N.A., individually and as administrative agent (“Administrative Agent”), and the Lenders party to the Original Credit Agreement defined below (“Lenders”).
W I T N E S S E T H:
WHEREAS, Borrower, Administrative Agent and Lenders entered into that certain Second Amended and Restated Credit Agreement dated as of November 15, 2010 (as amended, supplemented, or restated to the date hereof, the “Original Credit Agreement”), for the purpose and consideration therein expressed, whereby Lenders became obligated to make loans and other extensions of credit to Borrower as therein provided; and
WHEREAS, Borrower, Administrative Agent and Lenders desire to amend the Original Credit Agreement upon the terms and conditions as set forth herein;
NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Credit Agreement, in consideration of the loans and other extensions of credit that may hereafter be made by Lenders to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:
ARTICLE I.
DEFINITIONS AND REFERENCES

§1.1 Terms Defined in the Original Credit Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Credit Agreement shall have the same meanings whenever used in this Amendment.

§1.2 Other Defined Terms. Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2.

“Amendment” means this Sixth Amendment to Second Amended and Restated Credit Agreement.

“Credit Agreement” means the Original Credit Agreement as amended hereby.

“Original Omnibus Certificate” means the Omnibus Certificate dated November 15, 2010 executed and delivered by officers of Borrower pursuant to the Original Credit Agreement.

ARTICLE II.

AGREEMENTS

§2.1    Definitions.

(a)    The following definition in Section 1.1 of the Original Credit Agreement is hereby amended in its entirety to read as follows:

“Maturity Date” means May 13, 2016.

(b)    The definitions of “Leverage Test” and “Liquidity Test” in Section 1.1 of the Original Credit Agreement are hereby deleted in their entirety.

§2.2    Reports. Section 6.2 of the Original Credit Agreement is hereby amended to delete subsection (k) thereof in its entirety.

§2.3    Indebtedness. The last sentence of Section 7.1 of the Original Credit Agreement is hereby amended in its entirety to read as follows:

No Restricted Person will make any prepayment, redemption, sinking fund payment, refinancing, or renewal of any Indebtedness described in Section 7.1(g), (h), (i), or (j), except for (a) a Permitted Refinancing thereof, and (b) with respect to the 2014 Notes only, cash payments at any time and from time to time to prepay, redeem, or retire the 2014 Notes (including deposits of cash to a sinking fund or other similar deposit in a sufficient amount to pay the outstanding principal of, and all accrued interest on, the 2014 Notes).

§2.4    Borrowing Base Redetermination. Pursuant to Section 2.9(a) of the Credit Agreement, Administrative Agent and Lenders hereby notify Borrower that from the date hereof until the next Determination Date the Borrowing Base shall be $1,400,000,000, and by its execution hereof, Borrower accepts the foregoing Borrowing Base.

§2.5    Post Closing. Within 30 days after the date hereof, Borrower will deliver to Administrative Agent Security Documents and title opinions (or other title information satisfactory to Administrative Agent in its sole discretion) in form, substance and authorship reasonably satisfactory to Administrative Agent, with respect to Restricted Persons’ Proved Reserves representing not less than the Minimum Collateral Amount.

ARTICLE III.

CONDITIONS OF EFFECTIVENESS

§3.1    Effective Date. This Amendment shall become effective as of the date first above written when and only when:

(a)    Amendment Documentation. Administrative Agent shall have received all of the following, at Administrative Agent’s office, duly executed and delivered and in form and substance satisfactory to Administrative Agent, all of the following:

(i)this Amendment;

(ii)a certificate of the Secretary of Borrower dated the date of this Amendment certifying: (i) that resolutions attached thereto previously adopted by the Board of Directors of the Borrower authorize the execution, delivery and performance of this Amendment by Borrower; (ii) the names and true signatures of the officers of the Borrower authorized to execute and deliver Loan Documents; (iii) that the certificate of incorporation and bylaws of Borrower are in effect on the date hereof and no modifications have been made to them; and (iv) that all of the representations and warranties set forth in Article IV hereof are true and correct on and as of the date hereof, except to the extent that such representation or warranty was made as of a specific date or updated, modified or supplemented as of a subsequent date with the consent of Required Lenders and Administrative Agent, in which cases such representations and warranties shall have been true and correct in all material respects on and of such date; and

(iii)such other supporting documents as Administrative Agent may reasonably request.

(b)    No Default. No event shall have occurred and be continuing that would constitute an Event of Default or a Default.

(c)    Fees & Expenses. Borrower shall have paid, in connection with such Loan Documents, all other fees and reimbursements to be paid to Administrative Agent pursuant to any Loan Documents, or otherwise due Administrative Agent and including fees and disbursements of Administrative Agent’s attorneys.
ARTICLE IV.
REPRESENTATIONS AND WARRANTIES

§4.1    Representations and Warranties of Borrower. In order to induce each Lender to enter into this Amendment, Borrower represents and warrants to each Lender that:
(a)    The representations and warranties contained in Article V of the Original Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof as if such representations and warranties have been made as of the date hereof, except to the extent that such representations or warranties were made as of a specific date or updated, modified or supplemented as of a subsequent date with the consent of Required Lenders and Administrative Agent, in which case such representations and warranties shall have been true and correct in all material respects on and of such date.

(b)    Borrower is duly authorized to execute and deliver this Amendment and is and will continue to be duly authorized to borrow monies and to perform its obligations under the Credit Agreement. Borrower has duly taken all corporate action necessary to authorize the execution and delivery of this Amendment and to authorize the performance of the obligations of Borrower hereunder.
(c)    The execution and delivery by Borrower of this Amendment, the performance by Borrower of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not (a) conflict with (i) any Law, (ii) the Organizational Documents of Borrower, or (iii) any agreement, judgment, license, order or permit applicable to or binding upon Borrower in any material respect, (b) result in the acceleration of any Indebtedness owed by Borrower, or (c) result in the creation of any Lien upon any assets or properties of Borrower. Except for those which have been obtained, no consent, approval, authorization or order of, and no notice to or filing with, any Governmental Authority or third party is required in connection with the execution, delivery or performance by Borrower of this Amendment or to consummate any transactions contemplated hereby.
(d)    When duly executed and delivered, each of this Amendment and the Credit Agreement will be a legal and binding obligation of Borrower, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and by equitable principles of general application.

(e)    The most recent financial statements of Borrower delivered to Lenders pursuant to Sections 6.2(a) and (b) of the Credit Agreement fairly present Borrower’s financial position as of the respective dates thereof. Copies of such financial statements have heretofore been delivered to each Lender. Since such date no Material Adverse Change has occurred in the financial condition or businesses or in the Consolidated financial condition or businesses of Borrower.

ARTICLE V.
MISCELLANEOUS

§5.1    Ratification of Agreements. The Original Credit Agreement as hereby amended is hereby ratified and confirmed in all respects. The Loan Documents, as they may be amended or affected by this Amendment, are hereby ratified and confirmed in all respects. Any reference to the Credit Agreement in any Loan Document shall be deemed to be a reference to the Original Credit Agreement as hereby amended. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lenders under the Credit Agreement, the Notes, or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement, the Notes or any other Loan Document.
§5.2    Survival of Agreements. All representations, warranties, covenants and agreements of Borrower herein shall survive the execution and delivery of this Amendment and the performance hereof, including without limitation the making or granting of the Loans, and shall further survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by Borrower hereunder or under the Credit Agreement to any Lender shall be deemed to constitute representations and warranties by, and/or agreements and covenants of, Borrower under this Amendment and under the Credit Agreement.
§5.3    Loan Documents. This Amendment is a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto.
§5.4    Interpretive Provisions. Section 1.4 of the Credit Agreement is incorporated herein by reference herein as if fully set forth.
§5.5    Governing Law. This Amendment shall be governed by and construed in accordance with and governed by the laws of the State of California and the laws of the United States of America without regard to principles of conflicts of law.
§5.6    Counterparts; Fax. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment. This Amendment may be validly executed by facsimile or other electronic transmission.

THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.
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IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

BERRY PETROLEUM COMPANY,
Borrower

By:	/s/ SHAWN M. CANADAY
Shawn M. Canaday Vice President of Finance, Treasurer, and Assistant Secretary

WELLS FARGO BANK, N.A.,
as Administrative Agent, LC Issuer, Swing Line
Lender, and a Lender

By:	/s/ MICHAELA BRAUN
Michaela Braun Director

BANK OF MONTREAL, as a Lender

By:	/s/ JOSEPH A. BLISS
Joseph A. Bliss Managing Director

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ MARK OLSON
Mark Olson Authorized Officer

THE ROYAL BANK OF SCOTLAND plc, as a Lender

By:	/s/ JAMES L. MOYES
James L. Moyes Managing Director

Société Générale, as a Lender

By:	/s/ DAVID M. BORNSTEIN
David M. Bornstein Director

CITIBANK, N.A., as a Lender

By:	/s/ EAMON BAQUI
Eamon Baqui Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS
BRANCH, as a Lender

By:	/s/ CHRISTOPER DAY
Christoper Day Authorized Signatory

By:	/s/ MICHAEL SPAIGHT
Michael Spaight Authorized Signatory

ROYAL BANK OF CANADA, as a Lender

By:	/s/ MARK LUMPKIN, JR.
Mark Lumpkin, Jr. Authorized Signatory

UNION BANK, N.A., as a Lender

By:	/s/ JOSH PATTERSON
Josh Patterson Vice President

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ JOHN C. LOZANO
John C. Lozano Vice President

BOKF, NA dba BANK OF OKLAHOMA
(successor to Bank of Oklahoma, N.A.), as a Lender

By:	/s/ SONJA BORODKO
Sonja Borodko Vice President

COMPASS BANK, as a Lender

By:	/s/ JAMES NEBLETT
James Neblett Vice President

KEYBANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ PAUL J. PACE
Paul J. Pace Senior Vice President

NATIXIS, as a Lender

By:	/s/ STUART MURRAY
Stuart Murray Managing Director

By:	/s/ KENYATTA GIBBS
Kenyatta Gibbs Director

REGIONS BANK, as a Lender

By:	/s/ KELLY L. ELMORE III
Kelly L. Elmore III Senior Vice President

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ TERRY DONOVAN
Terry Donovan Managing Director